UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2020

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7 Corporate Park, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $.0001 par value per share	REED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”) requires listed securities to maintain a minimum Market Value of Listed Securities (“MVLS”) of $35 million. The Nasdaq Listing Qualifications Department notified Reed’s Inc., a Delaware corporation (“Reed’s”, “we” or “us”) on April 20, 2020 that, based upon review of the Company’s MVLS for the last 30 consecutive business days, Reed’s no longer meets this requirement. Consequently, a deficiency exists with regard to the MVLS Rule. Nasdaq listing Rule 5810(c)(3)(C) provides Reed’s a compliance period of 180 calendar days, or through October 19, 2020, during which to regain compliance. If, at any time during the compliance period the MVLS closes at $35 million or more for a minimum of ten consecutive business days, the Nasdaq Listing Qualifications Department will provide Reed’s written confirmation of compliance with the MVLS Rule and this matter will be closed. If we fail to regain compliance with the MVLS Rule during the compliance period, we will receive written notification that our securities will be subject to delisting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: April 21, 2020	By:	/s/ Thomas J. Spisak
Thomas J. Spisak
Chief Financial Officer